EXHIBIT 99.1

MPG OFFICE TRUST, INC. ENTERS INTO AGREEMENT TO BE ACQUIRED BY AN AFFILIATE OF BROOKFIELD OFFICE PROPERTIES INC.

Los Angeles, CA – April 25, 2013 – MPG Office Trust, Inc. (NYSE: MPG) (“MPG” or the “Company”) announced today that it has entered into a definitive merger agreement pursuant to which a newly formed fund controlled by Brookfield Office Properties Inc. (NYSE: BPO) (“Brookfield”) will acquire the Company.

Under the terms of the merger agreement, the holders of MPG’s common shares will receive $3.15 per share in cash at the closing of the merger. The per share price represents a 21% premium to MPG’s closing share price of $2.60 on April 24, 2013. In connection with the merger agreement, Brookfield has entered into a guarantee with respect to obligations of its affiliates under the merger agreement. The merger agreement and the transactions contemplated thereby have been unanimously approved by the Company’s Board of Directors.

The merger agreement also provides that a subsidiary of Brookfield will commence a tender offer to purchase, subject to the offer conditions, all of the Company’s outstanding preferred shares for $25.00 per share in cash, without interest. Brookfield is expected to commence the tender offer in early May, and will distribute offering materials to the Company’s preferred stockholders which will describe the tender offer. Any preferred shares that are not tendered will be converted in the merger into new preferred shares with rights, terms and conditions substantially identical to the rights, terms and conditions of the outstanding preferred shares. If more than 66.6% of the outstanding preferred shares are tendered, then Brookfield will have the right to convert all of the untendered preferred shares at the price in cash offered in the tender offer, without interest, but only if such conversion complies with applicable law and the Company’s charter in all respects at the time of conversion.

“Following a lengthy and exhaustive search, we have found a strategic buyer who has the capital and the market presence to appreciate the potential long-term value of our assets,” said David Weinstein, President & Chief Executive Officer of MPG. “This transaction potentially offers both our common and preferred shareholders a liquidity event that would remain uncertain if the Company were to continue on as an independent entity.”

The merger is expected to close in the third quarter of 2013. The completion of the merger transaction is subject to approval of the Company’s common stockholders, receipt of certain consents from the Company’s lenders and other customary closing conditions. The Company will file a proxy statement on Schedule 14A with the Securities and Exchange Commission, which will describe the proposed acquisition.

The Eastdil Secured group of Wells Fargo Securities, LLC and BofA Merrill Lynch served as financial advisors to MPG, and Latham & Watkins LLP and Venable LLP served as legal advisors to MPG.

Fried, Frank, Harris, Shriver & Jacobson LLP and Goodwin Procter LLP served as legal advisors to Brookfield.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing, and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

About Brookfield Office Properties Inc.
Brookfield Office Properties owns, develops and manages premier office properties in the United States, Canada, Australia and the United Kingdom. Its portfolio is comprised of interests in 111 properties totaling 76 million square feet in the downtown cores of New York, Washington, D.C., Houston, Los Angeles, Denver, Seattle, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth, making it the global leader in the ownership and management of office assets. Landmark properties include Brookfield Places in New York City, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary, and Darling Park in Sydney. The company’s common shares trade on the NYSE and TSX under the symbol BPO. For more information, visit www.brookfieldofficeproperties.com.

Additional Information and Where to Find It
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger transaction, the Company expects to file a proxy statement with the Securities and Exchange Commission (“SEC”). The Company also plans to file other relevant documents with the SEC regarding the proposed merger transaction. Separately, Brookfield or one of its affiliates will file tender offer materials with the SEC and the Company will file a Solicitation/Recommendation Statement with respect to the tender offer. In addition, an affiliate of Brookfield may file a registration statement with the SEC relating to preferred stock of such affiliate that may be issued to holders of the Company’s preferred stock who do not tender into the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as well as any related registration statement, will contain important information, which should be read carefully before any decision is made with respect to the tender offer. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, THE TENDER OFFER DOCUMENTS, THE SOLICITATION / RECOMMENDATION STATEMENT, ANY RELATED REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement, the tender offer materials

(including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents), the Solicitation/Recommendation Statement, any related registration statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://www.mpgoffice.com or by directing a written request to MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, Attention: Peggy Moretti. Once filed with the SEC, copies of the tender offer materials and the Solicitation/Recommendation Statement, as well as any related registration statement, may also be obtained for free by contacting the Information Agent for the tender offer which will be named in the tender offer materials.

Forward Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve risks and uncertainties that could significantly affect the financial results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.

Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company. All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to rent and occupancy growth, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, there can be no assurance that such expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) maintenance of real estate investment trust status, (v) availability of financing and capital, (vi) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (vii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time. The Company does not undertake any duty to update and revise statements contained in these materials based on new information or otherwise.

Participants in the Merger Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Contact for MPG	Contact for Brookfield
Peggy Moretti Executive Vice President, Investor and Public Relations (213) 613-4558	Melissa Coley VP, Investor Relations and Communications (212) 417-7215 melissa.coley@brookfield.com